SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BA MERCHANT SRVCS

          GABELLI FOUNDATION
                                 2/24/99            5,000            20.2500
          GABELLI FUNDS, LLC
               THE GABELLI VALUE FUND,INC.
                                 3/18/99           25,000            20.4250
               THE GABELLI EQUITY TRUST,INC.
                                 3/19/99           70,000            20.3625
                                 3/11/99           14,300            20.3625
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 3/11/99            5,600            20.3625
                                 3/10/99            2,400            20.3625
          GAMCO INVESTORS, INC.
                                 2/24/99            5,200            20.2500
                                 3/18/99            5,000            20.3205
                                 3/18/99           12,200            20.3205
                                 3/17/99            7,800            20.3125
                                 3/09/99           20,000            20.2500
                                 2/26/99           10,000            20.2500
                                 2/25/99           10,000            20.2500














          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.